Exhibit 99.3

Manitex International, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidating Financial Statements

On January 4, 2010, Manitex International, Inc. (“Manitex” or the “Company”), a Michigan corporation, announced that effective December 31, 2009, it had purchased the assets and certain liabilities of Terex Load King Trailers, (“Load King”) an Elk Point, South Dakota-based manufacturer of specialized custom trailers and hauling systems typically used for transporting heavy equipment, from Genie Industries, Inc., a subsidiary of Terex Corporation for total consideration of $2,960. The consideration paid was comprised of (1) $100 of cash, (2) a 6% promissory note with face amount of $2,750 which was recorded at is fair market value of $2,580 (see Note A), (3) stock note for $250 and (4) contingent consideration which was determine to have fair market value of $30. See note A below for additional details regarding fair market valuation of the promissory note and the contingent consideration.

The acquisition has been accounted for using purchase accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. In accordance with ASC 805, any excess of fair value of acquired net assets over the acquisition consideration results in a bargain purchase. Under ASC 805, goodwill is excluded from the fair market value of assets acquired

The following Unaudited Pro Forma Condensed Consolidated Statement of Income for the fiscal year ended December 31, 2008 gives effect to the Company’s purchase of Load King, which assumes that this transaction was consummated on January 1, 2008. The Pro Forma Condensed Consolidated Balance Sheet presents the financial position of the Company as if the acquisition of Load King occurred on September 30, 2009. The pro forma adjustments, which are based on available information and certain assumptions that the Company believes are reasonable under the circumstances, are applied to the historical financial statements of the Company. The pro forma allocation of the purchase price to the acquired assets and liabilities is based on an independent appraisal and other studies completed subsequent to the Load King acquisition.

The Pro Forma Condensed Consolidated Financial Statements, which have been prepared in accordance with rules prescribed by Article 11 of Regulation S-X, are provided for informational purposes only and are not necessarily indicative of the past or future results of operations or financial position of the Company.

This information should be read in conjunction with the Company’s previously filed Current Report on Form 8-K, dated January 7, 2010, the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and the historical financial statements and accompanying notes of Terex Load King included in this Current Report on Form 8-K/A.

Manitex International, Inc.

Unaudited Pro Forma Condensed Consolidating Balance Sheet

(in 000’s except for per share data)

	Manitex September 30, 2009	Load King September 30, 2009	Adjustments		Pro Forma September 30, 2009
ASSETS
Cash	$90	$2	$(102	) (B)	$(10)
Trade receivables, net	9,361	733	—		10,094
Other receivables	112	—	—		112
Inventory (net)	26,035	2,195	(18	) (E)	28,212
Deferred tax assets	817	—			817
Prepaid expense and other	577	7	—		584

Total current assets	36,992	2,937	(120)		$39,809

Total fixed assets (net)	7,728	3,453	873	(F)	12,054

Trade names and trademarks	5,568	—	420	(G)	5,988
Patented and unpatented technology	11,464	—	670	(G)	12,134
Customer relationships	10,062	—			10,062
Customer backlog	468	—			468
In process research and development	100	—			100
Accumulated amortization – intangibles	(5,864)	—			(5,864)
					—
Deferred tax asset	4,596	—			4,596
Goodwill	14,452	—			14,452
Other long-term assets	94	—	—		94

Total assets	$85,660	$6,390	$1,843		$93,893

LIABILITIES
Notes payable – short term	$2,229	—	$—		$2,229
Current portion of capital lease obligations	508	—	—		508
Accounts payable	8,273	292	—		8,565
Payable to related parties		695	(695	) (H)	—
Accrued expenses	2,117	632			2,749
Other current liabilities	211	92	—		303

Total current liabilities	13,338	1,711	(695)		14,354

Deferred tax liabilities	4,869	—	1,525	(A)	6,394
Notes payable to related parties	—	1,309	(1,309	) (H)	—
Long term debt	22,164	—	2,580	(D)	24,744
Capital lease obligations	5,393	—	—		5,393
Deferred gain on sale of building	3,264	—	—		3,264
Other	170	—	30	(A)	200

Total liabilities	49,198	3,020	2,131		54,349

EQUITY
Total shareholders equity	36,462	3,370	(3,370)
Common stock issued			250	(C)	36,712
Retained earnings – gain on bargain purchase			2,832	(A)	2,832

Total equity	36,462	3,370	(288)		39,544

Total liabilities and equity	$85,660	$6,390	$1,843		$93,893

Manitex International, Inc.

Unaudited Pro Forma Condensed Consolidating Statement of Income

(in 000’s except for per share data)

	Manitex Nine Months Ended September 30, 2009	Load King Nine Months Ended September 30, 2009	Adjustments		Pro Forma Nine Months Ended September 30, 2009

Net revenues	$40,953	$5,599	$—		$46,552
Cost of sales	33,240	6,099	(76	) (I)	39,263

Gross profit	7,713	(500)	76		7,289

Research and development costs	495	—			495
Selling, general and administrative expenses	7,262	1,860	63	(K)	9,185
Restructuring expense	180	—	—		180

Operating income (loss)	(224)	(2,360)	13		(2,571)

Other income (expense)
Gain on bargain purchase	900	—	—		900
Interest expense	(1,308)	(21)	(158	) (J)	(1,487)
Foreign currency transaction gains (losses)	72	—	—		72
Other income	4	4	—		8

Total other income (expense)	(332)	(17)	(158)		(507)

Loss income before taxes	(556)	(2,377)	(145)		(3,078)
Income tax (benefit)	(353)	—	—		(353)

Net loss	$(203)	$(2,377)	$(145)		$(2,725)

(Loss) per share
Basic	$(0.02)				$(0.25)
Diluted	$(0.02)				$(0.25)

Weighted Average Common Shares
Basic	10,893,396		130,890	(M)	11,024,286
Diluted	10,893,396		130,890	(M)	11,024,286

Manitex International, Inc.

Unaudited Pro Forma Condensed Consolidating Statement of Income

(in 000’s except for per share data)

	Manitex Year Ended December 31, 2008	Load King Year Ended December 31, 2008	Adjustments		Pro Forma Year Ended December 31, 2008

Net revenues	$106,341	$33,436	$—		$139,777
Cost of sales	88,876	30,524	41	(I)	119,441

Gross profit	17,465	2,912	(41)		20,336

Research and development costs	819	—	—		819
Selling, general and administrative expenses	12,909	3,510	84	(K)	16,503
Goodwill impairment	—	7,992	(7,992	) (L)	—
Restructuring expense	329	—	—		329

Operating income (loss)	3,408	(8,590)	7,867		2,685

Other income (expense)
Gain on bargain purchase	—		2,832	(A)	2,832
Interest expense	(1,961)	(87)	(208	) (J)	(2,256)
Foreign currency transaction gains (losses)	(99)		—		(99)
Other income	44	(36)	—		8

Total other income (expense)	(2,016)	(123)	2,624		485

Income before taxes	1,392	(8,713)	10,491		3,170
Income tax (benefit)	(407)	—	(1,535)		(1,942)

Net Income (loss)	$1,799	$(8,713)	$12,026		$5,112

Income per share
Basic	$0.18				$0.50
Diluted	$0.17				$0.50

Weighted Average Common Shares
Basic	10,071,585		130,890	(M)	10,202,475
Diluted	10,375,062		130,890	(M)	10,202,475

Manitex International, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidating Financial Statements

(amounts in 000’s)

Balance Sheet

A.	Pro forma adjustments to give effect to the purchase of Load King for $2,960 as if the acquisition occurred on the date of the balance sheet, or in the case of pro forma income statement, the first day of the period.

A.1	Fair Value of Consideration Exchanged

Cash	$100
Promissory note at fair market value	2,580
Stock note	250
Contingent consideration at fair market value	30

Fair value of consideration exchanged	$2,960

A.2	Bargain purchase gain (excess of fair market value assets acquired over purchase price)

Fair value of assets acquired	$7,317
Fair value of consideration exchanged	(2,960)

Differential	$4,357

A.3	Gain on Bargain Purchase

Excess of fair market value over purchase price	$4,357
Less: deferred tax liability (Excess of FMV x 35%)	(1,525)

Gain on bargain purchase	$2,832

Fair market value adjustment of promissory note: The note was recorded at its fair value on date of issuance at $2,580. The fair value of the promissory note was calculated to be equal to the present value of the future debt payments discounted at a market rate of return commensurate with similar debt instruments with comparable levels of risk and marketability. A rate of interest of 8% was determined to be the appropriate rate following an assessment of the risk inherent in the debt issue and the market rate for debt of this nature using corporate credit ratings criteria adjusted for the lack of public markets for this Note. The difference between face amount of the note and its fair value is being amortized over the life of the note, and is being charged to interest expense

Fair market value adjustment of contingent consideration: In accordance with ASC 805, the acquirer is to recognize the acquisition date fair value of contingent consideration. The agreement has a contingent consideration provision which provides for a one time of $750 if net revenues are equal to or greater than $30,000 in any of the next three years, i.e., 2010, 2011 or 2012. Given the disparity between the revenue threshold and the Company’s projected financial results, it was determined that a Monte Carlo simulation analysis was appropriate to determine the fair value of contingent consideration. It was determined that the probability weighted average earnout payment is $30. Based thereon, we determined the fair value of the contingent consideration to be $30.

Gain on bargain purchase: In accordance with ASC 805, any excess of fair value of acquired net assets over the acquisition consideration results in a bargain purchase. Under ASC 805, goodwill is excluded from the fair market value of assets acquired.

Prior to recording a gain, the acquiring entity must reassess whether all acquired assets and assumed liabilities have been identified and recognized and perform re-measurements to verify that the consideration paid, assets acquired and liabilities assumed have been properly valued. The Company, together with its advisors, underwent such a reassessment, and as a result, has recorded a gain on bargain purchase of $2,832. In accordance with the acquisition method of accounting, any resulting gain on bargain purchase must be recognized in earnings on the acquisition date. The Company believes that the gain on bargain purchase resulted as the transaction was completed with a motivated seller as Terex Corporation (Terex.) desired to restructure its operations and focus on core competencies. Although Terex employed an investment banker to solicit potential buyers, Manitex was the only bidder identified willing to consummate a transaction with terms attractive to Terex (i.e. the only bidder who was willing to purchase substantially all the assets of Load King).

Stock note: In connection with the Load King acquisition, the Purchaser executed the Share Promissory Note on December 31, 2009 (the “Manitex Stock Note”) in the amount of $250 to ensure the delivery to the Seller of 130,890 shares of the Company’s Common Stock as provided for in the Purchase Agreement. The Manitex Stock Note was settled by the delivery of the above referenced shares.

B.	Pro forma adjustment to give effect to cash paid to the seller by Manitex and cash not acquired in the transaction.

C.	Pro forma adjustment to give effect to the value of common stock issued to settle the stock note.

D.	Pro forma adjustment to give effect to promissory note issued to the seller in the acquisition transaction.

E.	Pro forma adjustment to give effect to the write down to fair market value of finished goods inventory.

F.	Pro forma adjustment to give effect to recording fixed assets acquired by Manitex at fair market value. Land and building were written up on an appraisal by an independent appraiser. Machinery and Equipment was written up based on appraisals by an independent appraiser and management.

G.	Pro forma adjustment to record intangible assets per valuation study.

H.	Pro forma adjustment to eliminate intercompany payables and note not acquired in the transaction.

Income Statement

I.	Pro forma adjustment to give effect on depreciation of adjusting fixed assets to fair market value as a result of the acquisition. Depreciation was calculated based on the useful lives of each asset acquired employing the straight line method of depreciation. A full year’s depreciation was recognized for the year ended December 31, 2008.

J.	Pro forma adjustment to give effect to the additional interest expense related to $2,580 promissory note issued to the sellers.

K.	Pro forma adjustment to give effect to the additional amortization expense related to intangible assets recorded as a result of the transaction.

L.	Pro forma adjustment to eliminate the impairment of goodwill. No goodwill was recorded for the transaction as such there was no goodwill to impair.

M.	Pro forma adjustment to give effect to record 130,890 common shares issued to settle the stock note.